SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On April 28, 2005, Banner Corporation issued its earnings release for the quarter ended March 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)         Exhibits

        99.1      Press Release of Banner Corporation dated April 28, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: April 28, 2005	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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THE CEREGHINO GROUP CORPORATE INVESTOR RELATIONS 5333 - 15th AVE So., SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com	Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636
NEWS RELEASE

BANNER CORPORATION'S NET INCOME INCREASES 8% FOR FIRST QUARTER;
NET INTEREST INCOME CLIMBS 11% AS LOANS GROW 20%

Walla Walla, WA - April 28, 2005 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported that continued strong growth in loans and core deposits contributed to an increase in profits for the first quarter ended March 31, 2005, compared to the first quarter a year ago. For the first quarter of 2005, the Company's net income increased 8% to $4.7 million, or $0.39 per diluted share, compared to $4.4 million, or $0.38 per diluted share, for the first quarter of 2004.

"We have had a very busy first quarter with the grand opening of five new branches in western Washington," said D. Michael Jones, President and Chief Executive Officer. "We recently opened branch offices in Kent, Everett, Edmonds, Lynnwood and Mercer Island and we relocated branches in Lynden and Spokane. We are encouraged by the deposit growth and customer activity these new locations have experienced. We also saw significant progress on construction of new offices in Vancouver and Walla Walla, Washington and Boise, Idaho. In addition, we moved forward on the four other southwestern Idaho branch offices we expect to open later this year. Over time, this expansion should improve our cost of funds and build long-term franchise value. However, this branch expansion activity does not come without a cost. As we hire staff and incur operating expenses ahead of earnings, these new branches will initially reduce our profitability. As previously announced, during 2005 we expect to incur net after-tax costs of approximately $2.5 million from the opening of these facilities."

"We also launched an international banking department earlier in the quarter. We previously outsourced these services to bigger banks but as customer requests for better international service increased we saw a new opportunity," said Jones. "The department will allow us to offer expanded letter of credit services and will soon offer trade financing, currency exchange and foreign wire transfers. There are an estimated 4,000 businesses in the Puget Sound region that now trade overseas."

First Quarter 2005 Highlights  (Compared to First Quarter 2004)

·  Loans increased 20% to $2.13 billion.
·  Non-interest bearing deposits increased 26% and total deposits grew 14% to $1.99 billion.
·  Non-performing assets declined by 36%.
·  Net interest income, after the provision for loan loss, increased 13% to $24.0 million.
·  Revenues increased 10% to $29.2 million.
·  Assets increased 10% to $2.97 billion.
·  Opened five new branches in the Puget Sound area.
·  Launched an international banking department.

Income Statement Review

Banner's net interest margin was 3.71% for the first quarter of 2005, compared to 3.70% in the first quarter a year ago. Banner's fourth quarter net interest margin was 3.72%. "Although we saw strong loan growth and increasing asset yields for the first quarter, our net interest margin remained steady as a result of higher funding costs," said Jones. Funding costs were up 16 basis points compared to the previous quarter and up 31 basis points from the first quarter a year earlier. Asset yields were also higher, increasing by 15 and 30 basis points, respectively, compared to the quarters ended December 31, 2004 and March 31, 2004.

For the first quarter, net interest income before the provision for loan losses increased 11% to $25.2 million, compared to $22.7 million in the same quarter a year ago, reflecting strong loan growth and improved credit quality. Revenues (net interest income before the provision for loan losses plus other operating income) increased 10% to $29.2 million, compared to $26.5 million for the same quarter of 2004. Banner's net interest income, after the provision for loan losses, increased 13% for the first quarter of 2005 compared to the same period a year ago.

Total other operating income for the first quarter increased 5% to $4.0 million, compared to $3.8 million for the same quarter last year. Income from deposit fees and other service charges increased to $2.0 million in the first quarter, compared to $1.8 million for the same period in 2004. Mortgage banking operations and loan servicing fees increased 10% to $1.7 million in the first quarter compared to $1.5 million for the first quarter a year ago.

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BANR - First Quarter Results
April 28, 2005

As a result of Banner's expansion strategy and its increased size, other operating expense was $21.3 million for the quarter ended March 31, 2005, compared to $18.8 million for the first quarter a year ago and $20.4 million for the fourth quarter of 2004. The ratio of other operating expense (expense ratio) to average assets was 2.95% for the first quarter, compared to 2.85% for the fourth quarter of 2004 and 2.88% for the first quarter of 2004.

"We have added to our Puget Sound-area presence with new branches in Kent, Everett, Edmonds, Lynnwood and Mercer Island, Washington. These branches are in the heart of Puget Sound, a thriving business community with ties to aerospace, computer software, biomedical research, medical technology and international business. This franchise expansion has already added to our balance sheet, with new loans and deposits. While these new locations will increase our overhead expenses and temporarily decrease our short-term profitability, over time they should help reduce our dependence on borrowed funds and improve our net interest margin," said Jones.

Balance Sheet Review

"Our loan portfolio continued to grow at double-digit rates," said Jones. "Our lending personnel have generated steady growth in commercial and multifamily real estate loans, construction and land loans, and commercial and agricultural business loans, which combined now account for 82% of the loan portfolio." Net loans increased 20%, to $2.13 billion at March 31, 2005, from $1.77 billion a year ago. Assets reached a record $2.97 billion, a 10% increase from $2.71 billion a year earlier.

"Our deposit growth was solid this quarter, in part reflecting some of our new locations, but also resulting from continued success at many of our existing branches," added Jones. Total deposits grew 14%, to $1.99 billion, compared to $1.75 billion at March 31, 2004. Non-interest bearing deposits increased 26% at March 31, 2005 compared to March 31, 2004, and increased 10% compared to the quarter ended December 31, 2004. Transaction and savings accounts grew 28% during the twelve months ending March 31, 2005, while certificates of deposit increased only 4% as Banner continues to change its funding mix. Book value per share was $18.55 at March 31, 2005, compared to $18.81 a year earlier. Tangible book value per share was $15.40 at March 31, 2005, compared to $15.53 a year earlier.

Credit Quality

"Compared to a year earlier, our key credit quality ratios improved as a result of a 36% reduction in non-performing assets," said Jones. Non-performing assets were $18.9 million, or 0.64% of total assets, at March 31, 2005, compared to $29.6 million, or 1.09% of total assets, at March 31, 2004. The provision for loan losses for the first quarter was $1.2 million, compared to $1.5 million in the same quarter of 2004. Net loan charge-offs in the first quarter of 2005 were 0.05% of average loans outstanding. At March 31, 2005, the allowance for loan losses totaled $29.7 million, representing 1.38% of total loans outstanding.

Conference Call

The Company will host a conference call today, Thursday, April 28, 2005, at 8:00 a.m. PDT, to discuss first quarter results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11027824# until Thursday, May 5, 2005 or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank, which operates a total of 51 branch offices and 13 loan offices in 23 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR - First Quarter Results
April 28, 2005

RESULTS OF OPERATIONS

(In thousands except share and per share data)	Quarters Ended Mar 31, 2005	Dec 31, 2004	Mar 31, 2004
INTEREST INCOME:			
Loans receivable	$ 36,137	$ 34,624	$ 29,019
Mortgage-backed securities	3,673	3,806	4,527
Securities and cash equivalents	2,849	2,941	3,081
	42,659	41,371	36,627
INTEREST EXPENSE:			
Deposits	10,414	9,725	7,864
Federal Home Loan Bank advances	5,617	5,191	5,125
Junior subordinated debentures	1,067	1,015	692
Other borrowings	332	334	237
	17,430	16,265	13,918
Net interest income before provision for loan losses	25,229	25,106	22,709
PROVISION FOR LOAN LOSSES	1,203	1,300	1,450
Net interest income	24,026	23,806	21,259
OTHER OPERATING INCOME:			
Deposit fees and other service charges	2,004	2,084	1,843
Mortgage banking operations	1,231	1,435	1,252
Loan servicing fees	439	417	266
Gain on sale of securities	--	1	11
Miscellaneous	323	340	444
Total other operating income	3,997	4,277	3,816
OTHER OPERATING EXPENSE:			
Salary and employee benefits	13,793	13,485	12,103
Less capitalized loan origination costs	(2,041)	(1,824)	(1,487)
Occupancy and equipment	3,227	3,177	2,487
Information / computer data services	1,117	1,063	1,026
Professional services	801	807	915
Advertising	1,351	1,348	1,108
Miscellaneous	3,055	2,372	2,676
Total other operating expense	21,303	20,428	18,828
Income before provision for income taxes	6,720	7,655	6,247
PROVISION FOR INCOME TAXES	2,013	2,388	1,884
NET INCOME	$ 4,707	$ 5,267	$ 4,363
Earnings per share			
Basic	$ 0.41	$ 0.47	$ 0.39
Diluted	$ 0.39	$ 0.45	$ 0.38
Cumulative dividends declared per common share	$ 0.17	$ 0.17	$ 0.16
Weighted average shares outstanding			
Basic	11,470,028	11,207,582	11,051,187
Diluted	11,920,812	11,828,644	11,634,105
Shares repurchased during the period	8,028	114,477	7,729

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BANR - First Quarter Results
April 28, 2005

FINANCIAL CONDITION

(In thousands except share and per share data)		Mar 31, 2005		Dec 31, 2004		Mar 31, 2004
ASSETS						
Cash and due from banks	$	57,994	$	51,767	$	61,894
Securities available for sale		540,706		547,835		693,257
Securities held to maturity		50,515		49,914		31,498
Federal Home Loan Bank stock		35,844		35,698		35,038
Loans receivable:						
Held for sale		3,217		2,145		12,100
Held for portfolio		2,158,620		2,090,703		1,784,482
Allowance for loan losses		(29,736)		(29,610)		(26,885)
		2,132,101		2,063,238		1,769,697
Accrued interest receivable		15,982		15,097		13,889
Real estate owned held for sale, net		1,034		1,485		2,077
Property and equipment, net		42,261		39,315		24,779
Goodwill and other intangibles, net		36,347		36,369		36,477
Deferred income tax asset, net		7,964		5,888		1,335
Bank-owned life insurance		35,773		35,371		34,143
Other assets		16,261		15,090		8,901
	$	2,972,782	$	2,897,067	$	2,712,985
LIABILITIES						
Deposits:						
Non-interest-bearing	$	257,437	$	234,761	$	203,695
Interest-bearing		1,737,093		1,691,148		1,546,195
		1,994,530		1,925,909		1,749,890
Borrowings:						
Advances from Federal Home Loan Bank		594,958		583,558		585,158
Junior subordinated debentures		72,168		72,168		72,168
Other borrowings		63,263		68,116		74,445
		730,389		723,842		731,771
Accrued expenses and other liabilities		25,294		25,027		16,538
Deferred compensation		5,531		5,208		4,500
Income taxes payable		3,375		1,861		751
		2,759,119		2,681,847		2,503,450
STOCKHOLDERS' EQUITY						
Common stock		127,829		127,460		124,730
Retained earnings		95,082		92,327		82,801
Accumulated other comprehensive income (loss)		(5,613)		(888)		6,062
Unearned shares of common stock issued to Employee Stock Ownership Plan (ESOP) trust: at cost		(3,096)		(3,096)		(3,628)
Net carrying value of stock related deferred compensation plans		(539)		(583)		(430)
		213,663		215,220		209,535
	$	2,972,782	$	2,897,067	$	2,712,985
Shares Issued:						
Shares outstanding at end of period		11,890,541		11,856,889		11,578,934
Less unearned ESOP shares at end of period		374,595		374,595		438,985
Shares outstanding at end of period excluding unearned ESOP shares		11,515,946		11,482,294		11,139,949
Book value per share **(1)**	$	18.55	$	18.74	$	18.81
Tangible book value per share **(1)**	$	15.40	$	15.58	$	15.53
Consolidated Tier 1 leverage capital ratio		8.80%		8.93%		9.07%

(1) - Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP).

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BANR - First Quarter Results
April 28, 2005

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BANR - First Quarter Results
April 28, 2005

(# # #)

Transmitted on Business Wire on Thursday, April 28, 2005, at 3:30 a.m. PDT.

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